UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 23, 2021

SWK HOLDINGS CORPORATION

(Exact Name of the Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001-39184	77-0435679
(Commission File Number)	(IRS Employer Identification No.)

14755 Preston Road, Suite 105, Dallas, TX	75254
(Address of Principal Executive Offices)	(Zip Code)

(972) 687-7250

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SWKH	The Nasdaq Stock Market LLC
Preferred Stock Purchase Rights	SWKH	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company           ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     ☐

Item 1.01. Entry into a Material Definitive Agreement.

The information required by this Item is included in Item 3.03 below and is incorporated into this Item 1.01 by reference.

Item 3.03 Material Modification to Rights of Security Holders.

As a result of information disclosed on Schedule 13G filed with the Securities and Exchange Commission on February 16, 2021, by Cannell Capital LLC (“Cannell”), Cannell may have become an “Acquiring Person”, as defined in the Rights Agreement dated April 18, 2016 (the “Agreement”) between SWK Holdings Corporation (the “Company”) and Computershare Trust Company, N.A., as rights Agent (the “Rights Agent”).

On February 23, 2021, the Company and the Rights Agent entered into Amendment No. 2 to the Agreement (the “Amendment”) to amend the definition of Acquiring Person to provide that the Board of Directors of the Company (the “Board”), may, in its discretion, determine within fifteen business days after the Board shall have first received actual notice of the change, or level, of beneficial ownership that would otherwise cause such person to meet the requirements of the definition of Acquiring Person, that such person shall not be deemed to be an Acquiring Person for purposes of the Agreement.

The Amendment, which is filed as an exhibit hereto, is incorporated by reference. The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to such exhibit.

Item 9.01(d). Financial Statements and Exhibits.

Exhibit No.	Description
4.01	Amendment No. 2 to Rights Agreement, effective as of February 23, 2021 by and between SWK Holdings Corporation and Computershare Trust Company, N.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SWK HOLDINGS CORPORATION

By:	/s/ WINSTON BLACK
Winston Black
Chief Executive Officer

Date: February 23, 2021